UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Bridge Agreement

On July 15, 2014, Tyson Foods, Inc. (the “Company”) entered into a 364-Day Bridge Term Loan Agreement (the “Bridge Agreement”) with the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., as syndication agent. The Bridge Agreement provides for total term loan commitments in an aggregate principal amount of $5.7 billion.
The lenders party to the Bridge Agreement will be obligated to make initial loans under the Bridge Agreement upon the satisfaction of certain conditions, including but not limited to (i) the satisfaction or waiver of the Offer Conditions (as defined in the Agreement and Plan of Merger, dated as of July 1, 2014, among the Company, HMB Holdings, Inc. and The Hillshire Brands Company, filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 2, 2014 and incorporated herein by reference (the “Acquisition Agreement”)) in accordance with the terms and conditions of the Acquisition Agreement, (ii) the absence of a material adverse effect change with respect to The Hillshire Brands Company since June 29, 2013, (iii) the truth and accuracy of the Acquisition Agreement Representations and the Specified Representations (each as defined in the Bridge Agreement), (iii) the receipt of certain certificates and organizational documents and (iv) the delivery by the Company of certain financial statements.
The Bridge Agreement provides that the commitments thereunder will be automatically reduced on a dollar-for-dollar basis by, among other things, the net cash proceeds of certain offerings of debt, equity or equity-linked securities; the committed principal amount of certain term loan facilities; and the net cash proceeds of certain asset sales in excess of $100 million.
Borrowings under the Bridge Agreement, if any, will be unsecured, will be unconditionally guaranteed by Tyson Fresh Meats, Inc., a wholly-owned subsidiary of the Company, and will mature on the date that is 364 days after the date on which lenders are obligated to make initial loans under the Bridge Agreement (the “Bridge Initial Closing Date”).
Borrowings under the Bridge Agreement, if any, will bear interest at a rate per annum equal to, at the option of the Company, (i) the highest of (a) the prime rate of Morgan Stanley Senior Funding, Inc., (b) the federal funds effective rate plus 0.5% and (c) a rate based on certain rates offered for U.S. dollar deposits in the London interbank market (the “Eurocurrency Rate”) plus 1.0% per annum, or (ii) the Eurocurrency Rate, in each case plus an applicable spread that will depend on the Company’s credit ratings by each of S&P, Moody’s and Fitch (collectively, the “Credit Ratings”) and the amount of time that the loans under the Bridge Agreement remain outstanding from the Bridge Initial Closing Date, as set forth in the Pricing Schedule appended to the Bridge Agreement.
Each lender under the Bridge Agreement is entitled to a commitment fee, payable quarterly in arrears, accruing at an applicable rate per annum (the “Commitment Fee Rate”) of that lender’s daily average undrawn commitment from and including July 15, 2014 to but excluding the date on which all commitments under the Bridge Agreement are terminated. The Commitment Fee Rate varies based on the Credit Ratings. If the Credit Ratings are at least BBB- and Baa3 and BBB- for S&P, Moody’s and Fitch, respectively, the Commitment Fee Rate is equal to 0.175%. If the Credit Ratings are less than BBB- or Baa3 or BBB- for S&P, Moody’s and Fitch, respectively, the Commitment Fee Rate is 0.250%.
In addition, the Company will be required to pay each lender duration fees on the dates that are 90 days, 180 days and 270 days after the Bridge Initial Closing Date, which fees will be equal to an applicable rate per annum (the “Duration Fee Rate”) of the aggregate principal amount of loans and undrawn commitments of such lender outstanding under the Bridge Agreement on such dates. The Duration Fee Rate varies based on the Credit Ratings. If the Credit Ratings are at least BBB- and Baa3 and BBB- for S&P, Moody’s and Fitch, respectively, the Duration Fee Rate is equal to (x) at 90 days after the Bridge Initial Closing Date, 0.50%, (y) at 180 days after the

Bridge Initial Closing Date, 0.75% and (z) at 270 days after the Bridge Initial Closing Date, 1.00%. If the Credit Ratings are less than BBB- or Baa3 or BBB- for S&P, Moody’s and Fitch, respectively, the Duration Fee Rate is equal to (x) at 90 days after the Bridge Initial Closing Date, 0.75%, (y) at 180 days after the Bridge Initial Closing Date, 1.00% and (z) at 270 days after the Bridge Initial Closing Date, 1.50%.
The Bridge Agreement contains certain covenants, including limitations on liens; swap agreements (with exceptions for certain swap agreements entered into to hedge or mitigate risks to which the Company or a subsidiary has actual exposure); mergers, consolidations, liquidations and dissolutions; negative pledge clauses and clauses restricting subsidiary distributions; and changes in lines of business. In addition, the Bridge Agreement (i) limits the ratio of Tyson’s debt to capitalization to a maximum of 0.65 to 1.0 from the Bridge Initial Closing Date through the first fiscal quarter thereafter, and otherwise a maximum of 0.60 to 1.0, and (ii) requires the ratio of Tyson’s EBITDA to interest to be at least 3.75 to 1.0.
The Bridge Agreement contains customary events of default, such as non-payment of obligations under the Bridge Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of the guarantee to remain in full force and effect.
The foregoing description of the Bridge Agreement is summary in nature and is qualified in its entirety by reference to the Bridge Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Term Loan Agreement

On July 15, 2014, the Company entered into a Term Loan Agreement (the “Term Loan Agreement”) with the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., as syndication agent. The Term Loan Agreement provides for total term loan commitments in an aggregate principal amount of $2.5 billion, consisting of a $1,306.25 million 3-Year Tranche Facility, a $593.75 million 5-Year A Tranche Facility and a $600.0 million 5-Year B Tranche Facility. CoBank, ACB was a joint lead arranger and joint bookrunner solely with respect to the 5-Year B Tranche Facility.
The lenders party to the Term Loan Agreement will be obligated to make initial loans under the Term Loan Agreement upon the satisfaction of certain conditions, including but not limited to (i) the satisfaction or waiver of the Offer Conditions (as defined in the Acquisition Agreement) in accordance with the terms and conditions of the Acquisition Agreement, (ii) the absence of a material adverse effect change with respect to The Hillshire Brands Company since June 29, 2013, (iii) the truth and accuracy of the Acquisition Agreement Representations and the Specified Representations (each as defined in the Term Loan Agreement), (iii) the receipt of certain certificates and organizational documents and (iv) the delivery by the Company of certain financial statements.
Borrowings under the Term Loan Agreement will be unsecured and will be unconditionally guaranteed by Tyson Fresh Meats, Inc., a wholly-owned subsidiary of the Company. Borrowings under the 3-Year Tranche Facility will mature on three-year anniversary of the date on which lenders are obligated to make initial loans under the Term Loan Agreement (the “Term Loan Initial Closing Date”), and borrowings under each of the 5-Year A Tranche Facility and the 5-Year B Tranche Facility will mature on the five-year anniversary of the Term Loan Initial Closing Date.
Borrowings under the Term Loan Agreement will bear interest at a rate per annum equal to, at the option of the Company, (i) the highest of (a) the prime rate of Morgan Stanley Senior Funding, Inc., (b) the federal funds effective rate plus 0.5% and (c) the Eurocurrency Rate plus 1.0% per annum, or (ii) the Eurocurrency Rate, in each case plus an applicable spread that will depend on the Credit Ratings, as set forth in the Pricing Schedule appended to the Term Loan Agreement.

Each lender under the Term Loan Agreement is entitled to a commitment fee payable quarterly in arrears at a rate equal to 0.175% per annum of the daily average undrawn commitment of that lender, accruing from and including July 15, 2014 to but excluding the date on which all commitments under the Term Loan Agreement are terminated.
The Term Loan Agreement contains certain covenants, including limitations on liens; swap agreements (with exceptions for certain swap agreements entered into to hedge or mitigate risks to which the Company or a subsidiary has actual exposure); mergers, consolidations, liquidations and dissolutions; negative pledge clauses and clauses restricting subsidiary distributions; and changes in lines of business. In addition, the Term Loan Agreement (i) limits the ratio of Tyson’s debt to capitalization to a maximum of 0.65 to 1.0 from the Term Loan Initial Closing Date through the first fiscal quarter thereafter, and otherwise a maximum of 0.60 to 1.0, and (ii) requires the ratio of Tyson’s EBITDA to interest to be at least 3.75 to 1.0.
With respect to any lender under the 5-Year B Tranche that is an institution organized and existing pursuant to the Farm Credit Act of 1971, as amended from time to time (a “Farm Credit Lender”), the Term Loan Agreement requires the Company to acquire equity interests in such Farm Credit Lender in such amounts and at such times as such Farm Credit Lender may require in accordance with its bylaws and capital plan or similar documents.
The Term Loan Agreement contains customary events of default, such as non-payment of obligations under the Term Loan Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of the guarantee to remain in full force and effect.
The foregoing description of the Term Loan Agreement is summary in nature and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

 Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number
10.1
364-Day Bridge Term Loan Agreement, dated as of July 15, 2014, among the Company, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., as syndication agent.

10.2
Term Loan Agreement, dated as of July 15, 2014, among the Company, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners for the 3-Year Tranche Facility, the 5-Year A Tranche Facility and the 5-Year B Tranche Facility, CoBank, ACB, as joint lead arranger and joint bookrunner for the 5-Year B Tranche Facility, and JPMorgan Chase Bank, N.A., as syndication agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TYSON FOODS, INC.
Date: July 17, 2014

By:	/s/ R. Read Hudson
Name:	R. Read Hudson
Title:	Vice President, Associate General Counsel and Secretary